Exhibit 99.1

Berkshire Hills Reports Record Annual Earnings; Dividend Increased

PITTSFIELD, MASS., January 30, 2017 -- Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported record earnings of $59 million in 2016, an increase of 18% over the prior year. Earnings grew due to positive operating leverage from business expansion and improved efficiency. Fourth quarter 2016 results included the operations of First Choice Bank from the date of its acquisition on December 2.

Fourth quarter 2016 GAAP earnings per share totaled $0.32 and were net of non-core charges (after-tax) totaling $0.24 per share, which were primarily related to merger- related costs. Core earnings per share totaled $0.56 during the quarter. Core earnings is a non-GAAP measure excluding non-core items viewed as not related to normalized operations. EPS results included the impact of 4.4 million shares issued as merger consideration to First Choice Bank shareholders.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated).

•	$9.2 billion in total period-end assets, including $1.1 billion added with the First Choice acquisition
o	8% increase in total loans
o	15% increase in total deposits
o	17% increase in equity
•	9% increase in fee income
•	0.24% non-performing assets/assets
•	0.21% net loan charge-offs/average loans

CEO Michael Daly stated, “The final quarter of the year was very strong and included the addition of $1.1 billion in assets from the acquisition of First Choice Bank in the Princeton, New Jersey area on December 2. This acquisition was completed on time and on plan, and positions Berkshire for higher revenue and earnings in 2017. Ongoing business activity remained solid. Our fourth quarter momentum contributed to a year of record earnings.”

Mr. Daly continued, “Berkshire is entering 2017 well-positioned for the expanded business opportunities before us. We continue to pursue our goals of enhancing profitability and strengthening our franchise. Our announcement of a 5% dividend increase at this time

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reflects our positive outlook for future operations. We improved our balance sheet fundamentals and overall infrastructure and controls in 2016. This supports current operations and provides a strong foundation to support future opportunities.”

DIVIDEND INCREASED

The Board of Directors voted to increase the quarterly cash dividend by 5% to $0.21 per share, effective with the next payment to shareholders of record at the close of business on February 16, 2017 and payable on March 2, 2017. The dividend equates to a 2.6% annualized yield based on the $32.16 average closing price of Berkshire’s common stock during the fourth quarter of 2016.

FINANCIAL CONDITION

Total assets increased in the most recent quarter by $1.2 billion, or 16%, to $9.2 billion including $1.1 billion in assets related to the acquisition of First Choice Bank. Most categories of assets and liabilities increased as a result of the merger, including 8% loan growth and 15% deposit growth. Excluding acquired First Choice loans, organic loan growth for the quarter was 5% annualized and was spread among most major loan categories, including 17% in commercial and industrial loans. The Company adjusted its loan and deposit mix strategies during the quarter while integrating the acquired First Choice balances. Organic growth of transaction accounts measured 7% for the quarter. The organic decrease in total deposits included the planned run-off of certain higher costing First Choice balances after the merger date. With the benefit of the acquired First Choice deposits, the ratio of loans/deposits improved to 99% at year-end. The ratio of equity/assets improved to 11.9% and the ratio of tangible equity/assets remained unchanged at 7.7%. Book value per share increased to $30.65 and tangible book value per share increased to $18.81. Tangible equity/assets and tangible book value are non-GAAP financial measures. Including the impact of purchase accounting, the ratio of problem assets/assets improved to 0.24% and the ratio of charge-offs to average loans improved to 0.21% for the quarter.

RESULTS OF OPERATIONS

GAAP earnings decreased in the most recent quarter compared to the linked quarter and the fourth quarter of the prior year due primarily to the merger-related charges recorded for the First Choice acquisition. GAAP earnings per share were $0.32 in the most recent quarter. Core earnings measured $0.56 per share. Total revenue and expense included the impact of the acquired First Choice operations beginning on December 2. Most categories of revenue and expense increased including these acquired operations.

Fourth quarter net interest income increased by 2% over the prior quarter. The fourth quarter 2016 net interest margin measured 3.19%. Purchased loan accretion totaled $1.9 million in the most recent quarter, compared to $2.2 million in the prior quarter. Excluding the impact of purchased loan accretion, the margin measured 3.09% compared to 3.13% in

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the prior quarter. The change in the margin included the impact of the lower margin First Choice balances.

Total fee income increased by 9% compared to the prior quarter. Non-interest income is net of charges for the amortization of tax credit related investments. These charges totaled $4.4 million in the most recent quarter, compared to $1.5 million in the prior quarter. These charges are more than offset by credits to net income tax expense. Tax credit related investments contributed $0.02 in net earnings per share in the fourth quarter, compared to $0.01 in the prior quarter and $0.04 in the fourth quarter of 2015.

Fourth quarter non-interest expense increased over the prior quarter due primarily to the non-core charges related to the First Choice Bank acquisition. Merger and restructuring charges totaled $11.6 million and $2.2 million in these two periods respectively. Non-core expense is a non-GAAP measure that excludes costs not viewed as related to normalized operations. Core non-interest expense increased by 5% between these two periods including the new First Choice operations. Full time equivalent staff increased to 1,731 positions at quarter-end, compared to 1,208 positions at the start of the quarter, including 505 positions added with the First Choice operations. The efficiency ratio (a non-GAAP financial measure) increased to 59.1% due to the change in business mix with First Choice operations. The effective tax rate decreased to 3% due to the lower pretax income resulting from the merger charges. The effective tax rate on core income decreased to 21% in the most recent quarter from 30% in the prior quarter due to additional tax credit related investments that became operational during the period.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, January 31, 2017 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10098880. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Interested persons may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event may still participate at the above time by dialing 1-844-792-3726 and asking to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, February 7, 2017 by dialing 877-344-7529 and entering access number 10098880. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank – America's Most Exciting Bank®. Berkshire has approximately $9.2 billion in assets and 97 full-service branch offices in Massachusetts, New York, Connecticut, Vermont, Pennsylvania and New Jersey providing

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personal and business banking, insurance, and wealth management services. For more information, visit www.berkshirebank.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business combinations: First Choice Bank, 44 Business Capital, Hampden Bancorp, and Firestone Financial. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. The Company’s disclosures of organic growth of loans and deposits in 2016 are adjusted for the business combinations with 44 Business Capital and First Choice Bank.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Finance; 413-236-3149

Media Contact

Elizabeth Mach; First Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data
F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) and Supplementary Data

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BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)(2)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2016 (3)	2016	2016 (4)	2016	2015

PER SHARE DATA
Net earnings, diluted	$0.32	$0.53	$0.52	$0.52	$0.52
Core earnings, diluted (5)	0.56	0.57	0.54	0.54	0.54
Total book value	30.65	29.97	29.64	29.18	28.64
Tangible book value (5)	18.81	18.78	18.44	18.44	17.84
Market price at period end	36.85	27.71	26.92	26.89	29.11
Dividends	0.20	0.20	0.20	0.20	0.19

PERFORMANCE RATIOS (6)
Return on assets	0.50%	0.82%	0.82%	0.82%	0.82%
Core return on assets (5)	0.87	0.88	0.85	0.85	0.85
Return on equity	4.29	7.29	7.17	7.19	7.34
Core return on equity (5)	7.49	7.75	7.42	7.40	7.58
Core return on tangible equity (5)	12.23	12.99	12.45	12.20	12.68
Net interest margin, fully taxable equivalent (FTE) (7)	3.19	3.25	3.31	3.33	3.35
Net interest margin (FTE), excluding purchased loan accretion (5)	3.09	3.13	3.20	3.21	3.22
Fee income/Net interest and fee income	24.99	23.81	21.16	21.04	19.62
Efficiency ratio (5)	59.06	57.90	58.71	59.86	60.56

GROWTH (Year-to-date)
Total commercial loans, (annualized)	18%	9%	11%	6%	29%
Total loans, (annualized)	14	7	10	0	22
Total deposits, (annualized)	18	4	2	0	20
Total net revenues, (compared to prior year)	11	13	14	26	18
Earnings per share, (compared to prior year)	9	31	48	49	27
Core earnings per share, (compared to prior year)	4	6	5	8	16

FINANCIAL DATA (In millions)
Total assets	$9,163	$7,931	$8,044	$7,808	$7,832
Total earning assets	8,340	7,229	7,327	7,142	7,140
Total investments	1,670	1,162	1,304	1,399	1,402
Total loans	6,550	6,047	6,000	5,727	5,725
Allowance for loan losses	44	43	41	40	39
Total intangible assets	422	348	349	334	335
Total deposits	6,622	5,750	5,657	5,584	5,589
Total shareholders' equity	1,093	933	923	906	887
Net income	10.3	16.4	16.0	16.0	16.0
Core income (5)	18.0	17.4	16.5	16.5	16.5

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.21%	0.20%	0.22%	0.23%	0.25%
Allowance for loan losses/total loans	0.67	0.71	0.69	0.70	0.69
Loans/deposits	99	105	106	103	102
Shareholders' equity to total assets	11.93	11.76	11.48	11.60	11.33
Tangible shareholders' equity to tangible assets (5)	7.68	7.70	7.46	7.66	7.37

(1)	Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired First Choice Bank on December 2, 2016.
(4)	The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.
(5)	Non-GAAP financial measure. See F-9 and F-10 for reconciliations of non-GAAP financial measures.
(6)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(7)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	December 31,	September 30,	December 31,
(In thousands)	2016 (1)	2016	2015
Assets
Cash and due from banks	$71,494	$61,107	$72,918
Short-term investments	41,581	8,178	30,644
Total cash and short-term investments	113,075	69,285	103,562

Trading security	13,229	14,149	14,189
Securities available for sale, at fair value	1,209,537	946,853	1,154,457
Securities held to maturity, at amortized cost	334,368	131,467	131,652
Federal Home Loan Bank stock and other restricted securities	71,112	61,277	71,018
Total securities	1,628,246	1,153,746	1,371,316

Loans held for sale, at fair value	120,673	20,471	13,191

Commercial real estate	2,616,438	2,327,044	2,059,767
Commercial and industrial loans	1,062,038	994,874	1,048,263
Residential mortgages	1,893,131	1,818,111	1,815,035
Consumer loans	978,180	906,975	802,171
Total loans	6,549,787	6,047,004	5,725,236
Less: Allowance for loan losses	(43,998)	(43,105)	(39,308)
Net loans	6,505,789	6,003,899	5,685,928

Premises and equipment, net	93,215	85,794	88,072
Other real estate owned	151	80	1,725
Goodwill	402,871	339,975	323,943
Other intangible assets	19,445	8,308	10,664
Cash surrender value of bank-owned life insurance	139,257	127,880	125,233
Deferred tax asset, net	43,817	34,616	42,526
Other assets	96,003	87,107	64,926
Total assets	$9,162,542	$7,931,161	$7,831,086

Liabilities and shareholders' equity
Demand deposits	$1,278,875	$1,113,733	$1,081,860
NOW deposits	570,583	476,189	510,807
Money market deposits	1,781,605	1,469,075	1,408,107
Savings deposits	657,486	607,868	601,761
Time deposits	2,333,543	2,082,889	1,986,600
Total deposits	6,622,092	5,749,754	5,589,135

Senior borrowings	1,224,836	1,048,914	1,174,335
Subordinated borrowings	89,161	89,116	88,983
Total borrowings	1,313,997	1,138,030	1,263,318

Other liabilities	133,155	110,784	91,444
Total liabilities	8,069,244	6,998,568	6,943,897

Total common shareholders' equity	1,093,298	932,593	887,189
Total liabilities and shareholders' equity	$9,162,542	$7,931,161	$7,831,086

Net shares outstanding	35,673	31,122	30,974
(1)	The Company acquired First Choice Bank on December 2, 2016.

F-2

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)
LOAN ANALYSIS

					Organic Annualized Growth % (1)
(in millions)	December 31, 2016 Balance	Acquired First Choice Bank Balance (2)	September 30, 2016 Balance	December 31, 2015 Balance	Quarter ended December 31, 2016	Year to Date

Commercial real estate - construction	$288	$11	$242	$254	57%	9%
Commercial real estate - other	2,329	315	2,085	1,806	(14)	9
Total commercial real estate (3)	2,617	326	2,327	2,060	(6)	9
Commercial and industrial loans	1,062	24	995	1,048	17	(1)
Total commercial loans	3,679	350	3,322	3,108	1	6

Total residential mortgages	1,893	26	1,818	1,815	11	3

Home equity	394	37	358	361	(2)	(1)
Auto and other	584	13	549	441	17	30
Total consumer loans	978	50	907	802	9	16
Total loans	$6,550	$426	$6,047	$5,725	5%	6%
(1)	Non-GAAP financial measure.
(2)	Acquired First Choice Bank loans are as of December 2, 2016.
(3)	Total commercial real estate loans include $37 million in loans acquired as part of the acquisition of certain assets and operations related to 44 Business Capital; however, the year to date organic annualized growth excludes these acquired loans.

DEPOSIT ANALYSIS

					Organic Annualized Growth % (1)
(in millions)	December 31, 2016 Balance	Acquired First Choice Bank Balance (2)	September 30, 2016 Balance	December 31, 2015 Balance	Quarter ended December 31, 2016	Year to Date
Demand	$1,279	$89	$1,114	$1,082	27%	10%
NOW	571	67	476	511	24	(1)
Money market	1,782	337	1,469	1,408	(7)	3
Savings	657	51	608	601	(1)	1
Total non-maturity deposits	4,289	544	3,667	3,602	8	4

Total time deposits	2,333	349	2,083	1,987	(19)	(0)
Total deposits	$6,622	$893	$5,750	$5,589	(1)%	3%
(1)	Non-GAAP financial measure.
(2)	Acquired First Choice Bank deposits are as of December 2, 2016.

F-3

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2016	2015	2016	2015
Interest and dividend income
Loans	$62,884	$59,055	$242,600	$211,347
Securities and other	9,550	9,369	37,839	35,683
Total interest and dividend income	72,434	68,424	280,439	247,030
Interest expense
Deposits	8,556	6,661	30,883	22,948
Borrowings	4,720	3,015	17,289	10,233
Total interest expense	13,276	9,676	48,172	33,181
Net interest income	59,158	58,748	232,267	213,849
Non-interest income
Loan related income	5,648	2,707	16,694	8,310
Mortgage banking income	3,537	641	7,555	4,133
Deposit related fees	6,285	6,416	24,963	25,084
Insurance commissions and fees	2,323	2,254	10,477	10,251
Wealth management fees	1,911	2,326	8,917	9,702
Total fee income	19,704	14,344	68,606	57,480
Other	(2,849)	(1,739)	(3,289)	(5,302)
Securities (losses) gains, net	(652)	(357)	(551)	2,110
Gain on sale of business operations, net	522	-	1,085	-
Total non-interest income	16,725	12,248	65,851	54,288
Total net revenue	75,883	70,996	298,118	268,137
Provision for loan losses	4,100	4,431	17,362	16,726
Non-interest expense
Compensation and benefits	28,103	25,819	104,600	97,370
Occupancy and equipment	7,320	7,308	27,220	28,486
Technology and communications	5,310	4,553	19,883	16,881
Marketing and promotion	1,080	1,012	3,161	3,306
Professional services	1,666	1,472	6,199	5,172
FDIC premiums and assessments	1,422	1,220	5,066	4,649
Other real estate owned and foreclosures	(11)	33	691	833
Amortization of intangible assets	572	841	2,927	3,563
Merger, restructuring and conversion expense	11,633	1,118	15,461	17,611
Other	3,995	4,903	18,094	18,958
Total non-interest expense	61,090	48,279	203,302	196,829

Income before income taxes	10,693	18,286	77,454	54,582
Income tax expense	362	2,273	18,784	5,064
Net income	$10,331	$16,013	$58,670	$49,518

Earnings per share:
Basic	$0.32	$0.53	$1.89	$1.74
Diluted	$0.32	$0.52	$1.88	$1.73

Weighted average shares outstanding:
Basic	32,185	30,500	30,988	28,393
Diluted	32,381	30,694	31,167	28,564

F-4

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2016	2016	2016	2016	2015
Interest and dividend income
Loans	$62,884	$61,571	$59,703	$58,442	$59,055
Securities and other	9,550	8,940	9,315	10,034	9,369
Total interest and dividend income	72,434	70,511	69,018	68,476	68,424
Interest expense
Deposits	8,556	7,790	7,378	7,159	6,661
Borrowings	4,720	4,750	4,199	3,620	3,015
Total interest expense	13,276	12,540	11,577	10,779	9,676
Net interest income	59,158	57,971	57,441	57,697	58,748
Non-interest income
Loan related income	5,648	5,102	2,898	3,046	2,707
Mortgage banking income	3,537	1,862	1,335	821	641
Deposit related fees	6,285	6,278	6,291	6,109	6,416
Insurance commissions and fees	2,323	2,601	2,660	2,893	2,254
Wealth management fees	1,911	2,269	2,235	2,502	2,326
Total fee income	19,704	18,112	15,419	15,371	14,344
Other	(2,849)	188	(851)	223	(1,739)
Securities (losses) gains, net	(652)	78	(13)	36	(357)
Gain on sale of business operations, net	522	563	-	-	-
Total non-interest income	16,725	18,941	14,555	15,630	12,248
Total net revenue	75,883	76,912	71,996	73,327	70,996
Provision for loan losses	4,100	4,734	4,522	4,006	4,431
Non-interest expense
Compensation and benefits	28,103	26,119	24,664	25,714	25,819
Occupancy and equipment	7,320	6,650	6,560	6,690	7,308
Technology and communications	5,310	4,902	4,814	4,857	4,553
Marketing and promotion	1,080	671	737	673	1,012
Professional services	1,666	1,744	1,509	1,280	1,472
FDIC premiums and assessments	1,422	1,208	1,203	1,233	1,220
Other real estate owned and foreclosures	(11)	46	393	263	33
Amortization of intangible assets	572	749	787	819	841
Merger, restructuring and conversion expense	11,633	2,170	878	780	1,118
Other	3,995	4,585	4,723	4,791	4,903
Total non-interest expense	61,090	48,844	46,268	47,100	48,279

Income before income taxes	10,693	23,334	21,206	22,221	18,286
Income tax expense	362	6,953	5,249	6,220	2,273
Net income	$10,331	$16,381	$15,957	$16,001	$16,013

Earnings per share:
Basic	$0.32	$0.53	$0.52	$0.52	$0.53
Diluted	$0.32	$0.53	$0.52	$0.52	$0.52

Weighted average shares outstanding:
Basic	32,185	30,621	30,605	30,511	30,500
Diluted	32,381	30,811	30,765	30,688	30,694

F-5

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2016	2016	2016	2016	2015

Earning assets
Loans:
Commercial real estate	4.21%	4.28%	4.45%	4.18%	4.17%
Commercial and industrial loans	4.96	5.15	4.93	5.04	5.51
Residential mortgages	3.56	3.60	3.63	3.86	3.72
Consumer loans	3.45	3.41	3.40	3.44	3.30
Total loans	4.05	4.10	4.14	4.13	4.15
Securities	3.35	3.26	3.28	3.26	2.96
Short-term investments and loans held for sale	2.13	1.69	1.29	0.91	0.89
Total earning assets	3.89	3.94	3.97	3.93	3.89

Funding liabilities
Deposits:
NOW	0.16	0.12	0.13	0.13	0.14
Money market	0.48	0.46	0.47	0.49	0.45
Savings	0.12	0.12	0.11	0.13	0.14
Time	1.14	1.10	1.06	0.99	0.93
Total interest-bearing deposits	0.69	0.67	0.65	0.63	0.59
Borrowings	1.64	1.53	1.38	1.19	0.96
Total interest-bearing liabilities	0.87	0.85	0.81	0.75	0.67

Net interest spread	3.02	3.09	3.16	3.18	3.22
Net interest margin	3.19	3.25	3.31	3.33	3.35

Cost of funds (1)	0.73	0.72	0.68	0.64	0.56
Cost of deposits (2)	0.56	0.54	0.53	0.51	0.48

(1) Cost of funds includes all deposits and borrowings.
(2) The average cost of deposits includes the deposits held for sale.

F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands)	2016	2016 (2)(4)	2016 (2)(4)	2016 (2)(4)	2015
Assets
Loans
Commercial real estate	$2,442,515	$2,260,482	$2,173,539	$2,079,001	$2,034,917
Commercial and industrial loans	998,543	1,009,581	1,047,866	1,027,257	1,033,081
Residential mortgages	1,833,530	1,839,364	1,759,193	1,798,034	1,790,334
Consumer loans	936,957	900,432	844,759	807,888	807,768
Total loans (1)	6,211,545	6,009,859	5,825,357	5,712,180	5,666,100
Securities (3)	1,255,207	1,197,760	1,247,357	1,342,590	1,368,505
Short-term investments and loans held for sale	83,057	40,259	41,449	56,042	51,241
Total earning assets	7,549,809	7,247,878	7,114,163	7,110,812	7,085,846
Goodwill and other intangible assets	362,567	349,059	344,832	333,948	335,440
Other assets	363,322	360,182	349,816	346,327	342,902
Total assets	$8,275,698	$7,957,119	$7,808,811	$7,791,087	$7,764,188

Liabilities and shareholders' equity
Deposits
NOW	$499,852	$474,650	$492,901	$484,334	$491,445
Money market	1,612,160	1,448,108	1,403,629	1,417,068	1,455,267
Savings	620,092	608,365	612,261	602,414	604,215
Time	2,171,325	2,095,269	2,047,020	2,063,712	1,958,394
Total interest-bearing deposits	4,903,429	4,626,392	4,555,811	4,567,528	4,509,321
Borrowings	1,144,846	1,235,065	1,223,629	1,222,288	1,256,287
Total interest-bearing liabilities	6,048,275	5,861,457	5,779,440	5,789,816	5,765,608
Non-interest-bearing demand deposits	1,178,308	1,084,786	1,032,951	1,026,447	1,033,844
Other liabilities	85,951	111,743	105,948	84,042	91,877
Total liabilities	7,312,534	7,057,986	6,918,339	6,900,305	6,891,329

Total shareholders' equity	963,164	899,133	890,472	890,782	872,859

Total liabilities and shareholders' equity	$8,275,698	$7,957,119	$7,808,811	$7,791,087	$7,764,188

Supplementary data
Total non-maturity deposits	$3,910,412	$3,615,909	$3,541,742	$3,530,263	$3,584,771
Total deposits	6,081,737	5,711,178	5,588,762	5,593,975	5,543,165
Fully taxable equivalent income adjustment	1,339	1,200	1,180	1,134	1,108
Total average tangible equity (5)	600,597	550,074	545,640	556,834	537,419

(1)	Total loans include non-accruing loans.
(2)	The average balances of loans include loans associated with branch sales, which are presented under loans held for sale on the consolidated balance sheet.
(3)	Average balances for securities available-for-sale are based on amortized cost.
(4)	The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.
(5)	See page F-9.

F-7

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2016	2016	2016	2016	2015
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$5,883	$6,295	$4,808	$5,001	$4,882
Commercial and industrial loans	7,523	6,714	7,590	7,480	8,259
Residential mortgages	3,795	4,374	4,882	4,732	3,966
Consumer loans	4,833	3,281	3,376	3,588	3,768
Total non-accruing loans	22,034	20,664	20,656	20,801	20,875
Other real estate owned	151	80	595	1,440	1,725
Total non-performing assets	$22,185	$20,744	$21,251	$22,241	$22,600

Total non-accruing loans/total loans	0.34%	0.34%	0.34%	0.36%	0.36%
Total non-performing assets/total assets	0.24%	0.26%	0.26%	0.28%	0.29%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$43,105	$41,397	$40,055	$39,308	$38,180
Charged-off loans	(3,488)	(3,441)	(3,393)	(3,704)	(3,538)
Recoveries on charged-off loans	281	415	213	445	235
Net loans charged-off	(3,207)	(3,026)	(3,180)	(3,259)	(3,303)
Provision for loan losses	4,100	4,734	4,522	4,006	4,431
Balance at end of period	$43,998	$43,105	$41,397	$40,055	$39,308

Allowance for loan losses/total loans	0.67%	0.71%	0.69%	0.70%	0.69%
Allowance for loan losses/non-accruing loans	200%	209%	200%	193%	188%

NET LOAN CHARGE-OFFS
Commercial real estate	$(676)	$(547)	$(534)	$(1,043)	$(1,152)
Commercial and industrial loans	(1,148)	(1,610)	(1,720)	(847)	(1,056)
Residential mortgages	(768)	(452)	(568)	(774)	(633)
Home equity	(47)	(65)	(164)	(221)	(118)
Auto and other consumer	(568)	(352)	(194)	(374)	(344)
Total, net	$(3,207)	$(3,026)	$(3,180)	$(3,259)	$(3,303)

Net charge-offs (QTD annualized)/average loans	0.21%	0.20%	0.22%	0.23%	0.25%
Net charge-offs (YTD annualized)/average loans	0.21%	0.22%	0.22%	0.23%	0.25%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.35%	0.25%	0.25%	0.26%	0.34%
90+ Days delinquent and still accruing	0.15%	0.09%	0.08%	0.07%	0.09%
Total accruing delinquent loans	0.50%	0.34%	0.33%	0.33%	0.43%
Non-accruing loans	0.34%	0.34%	0.34%	0.36%	0.36%
Total delinquent and non-accruing loans	0.84%	0.68%	0.67%	0.69%	0.79%

F-8

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2016	2016	2016	2016	2015
Net income		$10,331	$16,381	$15,957	$16,001	$16,013
Adj: Net securities losses (gains)		652	(78)	13	(36)	357
Adj: Net (gains) on sale of business operations		(522)	(563)	-	-	-
Adj: Merger and acquisition expense		10,820	1,453	701	527	1,230
Adj: Restructuring expense and other		1,113	717	177	253	(112)
Adj: Income taxes		(4,373)	(492)	(334)	(256)	(959)
Total core income	(A)	$18,021	$17,418	$16,514	$16,489	$16,529

Total revenue		$75,883	$76,912	$71,996	$73,327	$70,996
Adj: Net securities losses (gains)		652	(78)	13	(36)	357
Adj: Net (gains) on sale of business operations		(522)	(563)	-	-	-
Total core revenue	(B)	$76,013	$76,271	$72,009	$73,291	$71,353

Total non-interest expense		$61,090	$48,844	$46,268	$47,100	$48,279
Less: Total non-core expense (see above)		(11,933)	(2,170)	(878)	(780)	(1,118)
Core non-interest expense	(C)	$49,157	$46,674	$45,390	$46,320	$47,161

(in millions, except per share data)
Total average assets	(D)	$8,276	$7,957	$7,809	$7,791	$7,764
Total average shareholders' equity	(E)	963	899	890	891	873
Total average tangible shareholders' equity	(F)	601	550	546	557	537
Total tangible shareholders' equity, period-end (1)	(G)	671	584	574	572	553
Total tangible assets, period-end (1)	(H)	8,740	7,583	7,695	7,474	7,497

Total common shares outstanding, period-end (thousands)	(I)	35,673	31,122	31,156	31,039	30,974
Average diluted shares outstanding (thousands)	(J)	32,381	30,811	30,765	30,688	30,694

Core earnings per share, diluted	(A/J)	$0.56	$0.57	$0.54	$0.54	$0.54
Tangible book value per share, period-end	(G/I)	18.81	18.78	18.44	18.44	17.84
Total tangible shareholders' equity/total tangible assets	(G)/(H)	7.68	7.70	7.46	7.66	7.37

Performance ratios (2)
GAAP return on assets		0.50%	0.82%	0.82%	0.82%	0.82%
Core return on assets	(A/D)	0.87	0.88	0.85	0.85	0.85
GAAP return on equity		4.29	7.29	7.17	7.19	7.34
Core return on equity	(A/E)	7.49	7.75	7.42	7.40	7.58
Core return on tangible equity (3)	(A/F)	12.23	12.99	12.45	12.20	12.68
Efficiency ratio (4)(5)	(C-M)/(B+K+N)	59.06	57.90	58.71	59.86	60.56
Net interest margin		3.19	3.25	3.31	3.33	3.35

Supplementary data (in thousands)
Tax benefit on tax-credit investments (6)	(K)	$4,918	$1,852	$2,777	$1,588	$4,029
Non-interest income charge on tax-credit investments (7)	(L)	(4,428)	(1,525)	(1,938)	(1,101)	(2,851)
Net income on tax-credit investments	(K+L)	490	327	839	487	1,178

Intangible amortization	(M)	572	749	787	819	841
Fully taxable equivalent income adjustment	(N)	1,339	1,200	1,180	1,134	1,108

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.

Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Years Ended
		Dec. 31,	Dec. 31,
(Dollars in thousands)		2016	2015
Net income		$58,670	$49,518
Adj: Net securities losses (gains)		551	(2,110)
Adj: Net (gains) on sale of business operations		(1,085)	-
Adj: Merger and acquisition expenses		13,501	13,157
Adj: Restructuring expense and other		2,260	4,454
Adj: Income taxes		(5,455)	(5,409)
Total core income	(A)	$68,442	$59,610
Total revenue		$298,118	$268,137
Adj: Net securities losses (gains)		551	(2,110)
Adj: Net (gains) on sale of business operations		(1,085)	-
Total core revenue	(B)	$297,584	$266,027
Total non-interest expense		$203,302	$196,830
Less: Total non-core expense (see above)		(15,761)	(17,611)
Core non-interest expense	(C)	$187,541	$179,219

(Dollars in millions, except per share data)
Total average assets	(D)	$7,958	$7,249
Total average shareholders' equity	(E)	911	805
Total average tangible shareholders' equity	(F)	563	494
Total tangible shareholders' equity, period-end (1)	(G)	671	553
Total tangible assets, period-end (1)	(H)	8,740	7,496
Total common shares outstanding, period-end (thousands)	(I)	35,673	30,974
Average diluted shares outstanding (thousands)	(J)	31,167	28,564
Core earnings per common share, diluted	(A/J)	$2.20	$2.09
Tangible book value per common share, period-end	(G/I)	18.81	17.84
Total tangible shareholders' equity/total tangible assets	(G/H)	7.68	7.37

Performance ratios (2)
GAAP return on assets		0.74%	0.68%
Core return on assets	(A/D)	0.86	0.82
GAAP return on equity		6.44	6.15
Core return on equity	(A/E)	7.51	7.40
Core return on tangible equity (3)	(A/F)	12.47	12.49
Efficiency ratio (4)(5)	(C-M) / (B+K+N)	58.87	61.34
Net interest margin		3.27	3.31

Supplementary data
Tax benefit on tax-credit investments (6)	(K)	$11,134	$16,127
Non-interest income charge on tax-credit investments (7)	(L)	(8,993)	(11,406)
Net income on tax-credit investments	(K+L)	2,143	4,721

Intangible amortization	(M)	2,927	3,563
Fully taxable equivalent income adjustment	(N)	4,853	4,196

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.

Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10